UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 29, 2014

Cal Dive International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33206 (Commission File Number)	61-1500501 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 361-2600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry Into a Material Definitive Agreement.

Effective October 31, 2014, Cal Dive International, Inc. (the "Company") entered into a Limited Waiver, Agreement and Amendment No. 9 (the "Amendment") to its Credit Agreement, dated as of April 26, 2011, among the Company, Bank of America, N.A., as Administrative Agent, and certain other lenders, as amended (the "Credit Facility").  The Amendment, among other things, maintains the size of the revolver portion of the Credit Facility at $100.0 million through December 1, 2014, and waives the Company's non-compliance with certain financial covenants and payment obligations under the Credit Facility, as well as cross-defaults resulting from similar defaults under the Company's second lien credit facility, through December 1, 2014.  As amended, the Credit Facility capacity will step-down from $100.0 million to $90.0 million on December 2, 2014.

This description of the Amendment is a summary only and is qualified in its entirety by reference to the Amendment, a copy of which will be filed as an exhibit to our next Annual Report on Form 10-K for the year ending December 31, 2014, and is incorporated herein by reference.

On November 3, 2014, the Company issued a press release announcing the Amendment.  A copy of the press release is included herein as Exhibit 99.1.

Item 3.01                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company received notification on October 29, 2014 from the New York Stock Exchange ("NYSE") that the NYSE had determined to commence proceedings to delist the Company's common stock in view of its abnormally low trading price, and trading in the Company's common stock was suspended immediately.  The Company had previously disclosed that, on September 8, 2014, the NYSE had notified the Company that the 30-trading-day average closing price of the Company's common stock had fallen below $1.00 per share, the minimum average share price required for continued listing of the Company's common stock on the NYSE under Rule 802.01C of the NYSE Listed Company Manual.

Under the NYSE delisting procedure, the NYSE's application to the Securities and Exchange Commission to delist the stock is pending the completion of applicable procedures, including the right for the Company to file an appeal of the NYSE's delisting decision within 10 business days of the notification.  The Company does not intend to appeal the determination.  The Company's common stock now trades on the OTC under the ticker symbol "CDVI."

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements may include words such as "anticipate," "believe," "expect," "intend," "may" and other words and terms of similar meaning, including in connection with any discussion of the timing or nature of future financial performance or other events. Such forward-looking statements are subject to certain risks and uncertainties, including the impact the delisting of the Company's common stock from the NYSE may have on the liquidity and market price of its common stock and on its ability to conduct equity financings and access the public capital markets, and other factors disclosed by the Company from time to time in its filings with the SEC, including those described under the caption "Risk Factors" in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. As a result of these factors, the Company's actual results may differ materially from those indicated or implied by such forward-looking statements. Except as required by law, the Company disclaims any obligation to publicly update such statements.

Item 9.01                          Financial Statements and Exhibits.

(d)            Exhibits.

99.1	Press release issued by Cal Dive International, Inc. on November 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAL DIVE INTERNATIONAL, INC.

By:	/s/ Lisa M. Buchanan
Lisa M. Buchanan Executive Vice President, General Counsel and Secretary

Date:   November 5, 2014

Exhibit Index

Exhibit No.    Description

99.1	Press Release issued by Cal Dive International, Inc. on November 3, 2014.